Exhibit 99.(d)(21)

AMENDMENT NO. 1

TO THE

DISCRETIONARY SUB-MANAGEMENT AGREEMENT

AMENDMENT NO. 1 dated July 31, 2025 (“Amendment No. 1”), to the Discretionary Sub-Management Agreement dated April 28, 2025 (the “Agreement”) by and among VENERABLE INVESTMENT ADVISERS, LLC, a Delaware limited liability company (the “Manager”), VENERABLE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and FRANKLIN ADVISERS, INC., a California corporation (the “Sub-Adviser”) (the “Agreement”).

WHEREAS, the Manager, the Trust and Sub-Adviser desire to add newly registered series (the “New Funds”) to the Agreement;

NOW THEREFORE, the Manager, the Trust and Sub-Adviser agree to modify and amend the Agreement as follows:

1.	New Funds. Effective August 1, 2025, the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable US Small Cap Fund

Venerable Bond Index Fund

Venerable Intermediate Corporate Bond Index Fund

2.	Duration of Agreement for the New Funds. Unless otherwise terminated, the Agreement shall continue in effect with respect to a New Fund for two years from the date specified in Section 1 above, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the New Fund, and (ii) by vote of a majority of the members of the Board of Trustees of the New Fund who are not “interested persons” of the Trust or the Investment Adviser, in accordance with the requirements of the Investment Company Act of 1940, as amended.

3.	Schedule 1. Schedule 1 to the Agreement is hereby replaced in its entirety by Schedule 1 attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

VENERABLE INVESTMENT ADVISERS, LLC

By:	/s/ Michal Levy

Name:	Michal Levy

Title:	Head of Venerable Investment Advisers, LLC

FRANKLIN ADVISERS, INC.

By:	/s/ Steve McKay

Name:	Steve McKay

Title:	Senior Vice President

VENERABLE VARIABLE INSURANCE TRUST

By:	/s/ John Bruggeman

Name:	John Bruggeman

Title:	Assistant Treasurer

AMENDMENT NO. 1

Schedule 1

As compensation for the services provided herein, the Sub-Adviser shall receive a fee payable by the Manager as described below.

Fund	Fee

Venerable High Yield Fund	[ ]%
Venerable Strategic Bond Fund	[ ]%
Venerable US Large Cap Strategic Equity Fund	[ ]% on the first $[ ] of assets [ ]% on assets above $[ ]
Venerable US Small Cap Fund	[ ]%
Venerable Bond Index Fund	[ ]%
Venerable Intermediate Corporate Bond Index Fund	[ ]%